UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BlackRock, Inc.

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A Lesson From My Parents

My earliest lessons on the importance of investing came from my parents. My father owned a small business — a shoe store — and my mother taught English at a local university. They earned a solid income and their hard work created many opportunities for us, but we certainly weren’t rich. I remember all the times my brother and sister and I would ask our parents whether we were saving for a bigger house or a new car. My father would just tell us we didn’t need those things. Instead, my mother and father worked hard to save money — and to consistently invest for our future.

When I was younger, I didn’t get it — or at least I didn’t feel like I did. But without even knowing it, I was quietly absorbing these lessons from my parents on a daily basis. I started saving at a young age, earning money helping my father out at the shoe store. I bought my first stock, DuPont, when I was 13 years old. I continued to work, save and invest all throughout high school, college and grad school. And with each year, I grew to understand the power of investing in the markets. Looking back, the lessons are as powerful as ever. If my father had put $1,000 in a bank account in 1952, the year I was born, it would be worth around $20,000 today. But he knew there was a better way to build for the future. Like millions of other working Americans, he became an investor. That same $1,000, invested instead in the S&P 500, would be worth about $800,000 today.

By the time I moved to New York to work in finance, I realized how grateful I was to my father — and how lucky I was that he taught me such vital lessons about the importance of investing and about preparing for the future. He taught me that investing isn’t just about tomorrow — it’s about decades of tomorrows.

Just as I learned from my father to invest each day towards a long-term goal, that has been, and will remain, our approach both within BlackRock and in the way we strive to serve our full set of stakeholders: our clients, our shareholders, our employees and savers and investors around the world. As I wrote in my letter to BlackRock’s shareholders this year, our approach has always been one of constant innovation – of recognizing the challenges that investors face and embracing new approaches and new technologies to serve them better.

Today, investors around the world are struggling with low interest rates, broken retirement systems, and a host of obstacles to better investing behaviors, including a short-term culture in the markets and the media. I believe that BlackRock has a tremendous responsibility to help solve these challenges – to help people build more secure futures through a long-term approach.

I invite you to read my full letter here.

IMPORTANT NOTES

OPINIONS

Opinions expressed are those of BlackRock, Inc. as of March 2018 and are subject to change.

BLACKROCK DATA POINTS

All data reflects as-adjusted, full-year 2018 results or as of December 31, 2017, unless otherwise noted. 2017 organic growth is defined as full year 2017 net flows divided by assets under management (AUM) for the entire firm, a particular segment or particular product as of December 31, 2016. Long-term product offerings include active and passive strategies across equity, fixed income, multi-asset and alternatives, and exclude AUM and flows from the cash management and advisory businesses.

GAAP AND AS-ADJUSTED RESULTS

See pages 37–38 of the Financial Section of the 10-K for explanation of the use of Non-GAAP Financial Measures.

PERFORMANCE NOTES

Past performance is not indicative of future results. Except as specified, the performance information shown is as of December 31, 2017 and is based on preliminary data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including U.S. registered investment companies, European-domiciled retail funds and separate accounts for which performance data is available, including performance data for high net worth accounts available as of November 30, 2017. The performance data does not include accounts terminated prior to December 31, 2017 and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown. Performance comparisons shown are gross-of-fees for institutional and high net worth separate accounts, and net-of-fees for retail funds. The performance tracking shown for index accounts is based on gross-of fees performance and includes all institutional accounts and all iShares funds globally using an index strategy. AUM information is based on AUM available as of December 31, 2017 for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.

Performance shown is derived from applicable benchmarks or peer median information, as selected by BlackRock, Inc. Peer medians are based in part on data either from Lipper Inc. or Morningstar, Inc. for each included product.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

BlackRock, Inc. (the “Company”), its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”). The Company plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2018 Annual Meeting (the “2018 Proxy Statement”). Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2018 Proxy Statement and other materials to be filed with the SEC in connection with the 2018 Annual Meeting. This information can also be found in the Company’s definitive proxy statement for its 2017 Annual Meeting of Stockholders (the “2017 Proxy Statement”), filed with the SEC on April 13, 2017, or the Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 28, 2018 (the “Form 10-K”). To the extent holdings of the Company’s securities have changed since the amounts printed in the 2017 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

SHAREHOLDERS ARE URGED TO READ THE 2018 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), 2017 PROXY STATEMENT, FORM 10-K AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Shareholders will be able to obtain, free of charge, copies of the 2018 Proxy Statement (when filed), 2017 Proxy Statement, Form 10-K and any other documents filed or to be filed by the Company with the SEC in connection with the 2018 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://www.blackrock.com) or by writing to the Company’s Secretary at BlackRock, Inc., 40 East 52nd Street, New York, New York 10022.

Photo: Debby Lewis-Harrison